Exhibit 9(i)

                           ADMINISTRATION AGREEMENT

                             CLS ADVISORONE FUNDS
                                     AND
                           MUTUAL FUNDS SERVICE CO.

        This Administration Agreement (the "Agreement") dated as of the _______ day of _________________, 1997, made by and between CLS ADVISORONE FUNDS (the "Trust"), a business trust operating as an open-end investment company, duly organized and existing under the laws of the Commonwealth of Massachusetts, and MUTUAL FUNDS SERVICE CO. (the "Agent"), a corporation organized and existing under the laws of the State of Ohio.

                             W I T N E S S E T H

        WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for each of the Trust's series, The Amerigo Fund and The Clermont Fund (the "Fund"); and

        WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), Star Bank, N.A. (the "Bank") performs the duties of Custodian of the securities and cash of the Trust;

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1. The Trust hereby appoints Agent as its Transfer, Redemption and Dividend Disbursing Agent for each of the Trust's series, The Amerigo Fund and The Clermont Fund, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                               TRANSFER AGENCY

        Section 2. Agent will maintain registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Agent is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions of Shares issued and outstanding from time to time for which issuance of Share Certificates was not requested. The Trust shall provide Agent with reports of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Agent is authorized to keep records in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions from time to time owned by then for which no Share Certificates are outstanding.


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        Section 3. Agent will issue Share Certificates for Shares of the Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Trust authorizes Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions, if any; shall credit the Unissued Certificate Account with the Shares and fractions issued; and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Agent has occasion to surrender for redemption Shares and fractions to the respective Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the unissued Certificate Account and the record of issued Shares outstanding.

        Section 4. Agent in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the written instructions of the Trust, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Agent. Agent may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Agent deems such refusal necessary in order to avoid any liability to any person.

        Section 5. In case of any request or demand for the inspection of the Share records of the Trust, Agent as Transfer Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                              ISSUANCE OF SHARES

        Section 6. Prior to the daily determination of net asset value in accordance with the Trust's prospectus, Agent shall process all purchase orders received in Federal Funds since the last determination of the Trust's net asset value.

        For the purposes of this Section 6, the Trust hereby instructs Agent to consider Shareholder payments as Federal Funds according to the following schedule:


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a.      Purchase orders received prior to 4:00 p.m., Eastern Standard time -- on the same day, provided payment in Federal Funds or other immediately available funds is received that day by Bank;

b. Check received prior to 4:00 p.m., Eastern Standard time -- on the same day;

c. Check received at or after 4:00 p.m., Eastern Standard time -- on the following business day.

        Immediately after 4:00 p.m., Eastern Standard time, on each day that the Trust and Agent are open for business or on any other day on which there is sufficient degree of trading in the Trust's portfolio securities that the current net asset value of the Trust's Shares might be materially affected, Agent shall obtain from the Trust a quotation (on which it may conclusively rely) of the net asset value per Share determined as of 4:00 p.m., Eastern Standard time, on that day. Agent shall proceed to calculate the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the Shareholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased and confirm such number to the trust in writing.

        Section 7. Agent having made the calculations provided for in Section 6, shall thereupon pay over the net asset value of Shares purchased to the Bank. The payment shall then be deposited in the account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares shall then be issued daily and credited by Agent to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Agent to his separate account. Agent shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust if balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                 REDEMPTIONS

        Section 8. Agent shall, prior to the daily determination of net asset value in accordance with the Trust's prospectus, process all requests from Shareholder to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payment or the like. Thereupon, Agent shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Trust shall then quote to Agent the applicable net asset value, whereupon Agent shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Bank an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.


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        In lieu of carrying out the redemption procedures hereinabove provided for in this Section 8, Agent may, at the request of the Trust, sell Shares to the Trust as repurchases from Shareholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

        Section 9. The proceeds of redemption shall be remitted by Agent in accordance with the Trust's prospectus as follows:

        (a) By check mailed to Shareholder at his registered address. The request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange.

        (b) By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption procedure has been elected by the Shareholder on the Account Application. Any change in the designated bank or broker account will be accepted by Agent only if made in writing by the Shareholder with signature guaranteed as required by paragraph (a) of this
Section 9.

        (c) By check payable to the Shareholder of record and mailed to his registered address designated in the Account Application in the case of a telephone redemption.

                                  DIVIDENDS

        Section 10. It is mutually understood by the parties that the Fund intends to declare dividends to Shareholders, and that all dividends are to be automatically reinvested in additional Shares or remitted in accordance with the Fund's currently effective prospectus. The Agent shall compute the dividends per Share payable with respect to the account of each Shareholder and the number of additional Shares and fractional Shares to be issued as dividends. The Agent shall notify the Fund of the total number of additional Shares and fractional Shares which have been issued as dividends. The Agent shall maintain records as to the additional Shares and fractional Shares issued as dividends with respect to the account of each Shareholder.

        If the Fund changes its dividend policy or orders the distribution of any long-term gains, the Fund shall notify the Agent of each resolution of its Directors declaring a dividend or other distribution, the amount payable per Share, the record date for determining Shareholders entitled to payment, the net asset value to be used for reinvestments of dividends and the payment date. The Agent shall, on the designated payment date, calculate the amount to be reinvested in Shares and fractional Shares for each Shareholder.


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                              GENERAL PROVISIONS

        Section 11. Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and dividend reinvestments, in which will be noted and transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.

        Section 12. Agent agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said Act.

        Section 13. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of lists of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

        Section 14. Except as set forth in Section 6, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

        Section 15. Agent shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

        Section 16. (a) Except as set forth below in this Section 16, the Trust shall indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by Agent in connection with any such action, suit, or claim. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Trust shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Trust notice and reasonable opportunity to defend any such action, suit, or claim, in the name of the Trust or Agent or both.


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        Without limiting the foregoing:

                (i) Agent may rely upon the advice of the Trust, or of counsel, who may be counsel for the Trust or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Agent shall not be liable.

                (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Trustees of the Trust, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

                (iii) Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

        (b) Notwithstanding the provisions of Paragraph (a), it is intended that insofar as Agent may in the future be liable for the consequences of any payments upon forged instruments or of oversights, errors or omissions by Agent, such liability shall be borne by Agent's insurance carriers. In the event of any loss occurring which is attributable to any payment upon a forged instrument, oversight, error or omission by Agent, Agent shall use its best efforts to have its insurance carriers bear the loss.

        Section 17. Agent is authorized, upon receipt of specific written instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Agent upon redemption of Shares without a signature guarantee and upon the request of Agent the Trust shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity. Agent shall notify the Trust of any such action, suit or claim with 30 days after receipt by Agent of notice thereof.

        Section 18. The Trust shall promptly cause to be turned over to Agent all records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Agent under this Agreement.


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        Section 19. The Trust shall file with Agent a certified copy of each resolution of its Board of Trustees authorizing the execution of written instructions or the transmittal of oral instructions.

        Section 20. The Trust agrees to pay the Agent compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Trust and the Agent.

        Section 21. This Agreement shall have an initial term of one (1) year beginning on the date the Trust commences operations. Subsequent to the initial term this Agreement may be terminated by either party upon 60 days' prior written notice.

        Section 22. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

                           If to the Fund:
                           CLS AdvisorOne Funds
                           9802 Nicholas, Suite 250
                           Omaha, NE 68114

                           If to Agent:
                           Mutual Funds Service Co.
                           6000 Memorial Drive
                           Dublin, OH 43017

        Section 23. The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

        Section 24. The Trust represents and warrants to Agent that the execution and delivery of this Administration Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Trustees of the Trust.

        Section 25. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 26. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Agent or by Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

                                     CLS ADVISORONE FUNDS

                                     By:_______________________________

                                     MUTUAL FUNDS SERVICE CO.

                                     By:_______________________________


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                                                                    Schedule A

                           MUTUAL FUNDS SERVICE CO.

                  FEE SCHEDULE FOR STOCK TRANSFER, DIVIDEND
                 DISBURSING AND SHAREHOLDER SUPPORT SERVICES

                                    RETAIL

ANNUAL FEE - $15,000 for each Fund (payable monthly) base fee plus an annual per account fee as follows:

$15 per shareholder account

In addition, all out-of-pocket expenses shall be separately charged, shall include but not be limited to: printed forms, postage, overnight mail, and telephone expense.


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                           MUTUAL FUNDS SERVICE CO.

               TRANSFER AGENT AND DIVIDEND DISBURSING SERVICES

Services

        *       Opening new accounts
        *       Processing all payments
        *       Issuing confirmation statements
        *       Processing partial and complete redemptions
        *       Regular and legal transfers of accounts
        *       Mailing reports; semi-annual and annual reports
        * Process dividends and capital gain distributions. This includes mailing of cash dividends and/or preparing statements to shareholders for reinvested distributions
        * Blue Sky Reports. This indicates shares sold to investors in various States.

Account Maintenance

        * Maintaining shareholder records. This includes a file containing each shareholders new account application, copies of redemption checks, forms and any correspondence pertaining to the account holder * Changing shareholders' addresses
        *        Daily or periodic reports on numbers of shares, accounts
        *        Addressing and tabulating annual proxy cards
        *        Supplying an annual stockholder list
        * Preparation of Federal Tax Information forms such as 1099-B, 1099-DIV, 1099R, 5498 to both shareholders and IRS.

                           MUTUAL FUNDS SERVICE CO.

                         SHAREHOLDER SUPPORT SERVICES

        * Provide and maintain the necessary personnel to receive and answer inquiries relating to account status, share purchases, redemptions and other relevant inquiries.
        *        Replying to shareholder correspondence.
        *        Mail fulfillment.  Mailing of materials to potential investors.